EXHIBIT 5

                     [LETTERHEAD OF JONES, WALKER, WAECHTER,
                      POITEVENT, CARRERE & DENEGRE, L.L.P.]


                                  September 19, 1996

          Wireless One, Inc.
          11301 Industriplex Boulevard
          Suite 4
          Baton Rouge, Louisiana 70809-4115

          Dear Sirs:

               We have acted as your counsel in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission on the date hereof, with respect to the offer and sale of up to $450,000 shares of Common Stock, $.01 par value per share (the "Shares") upon exercise of certain warrants previously issued by Wireless One, Inc. (the "Company"). In so acting, we have examined original, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

               Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued, fully paid and non-assessable shares of the Company's Common Stock.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Legal Matters" as counsel for the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                        Very truly yours,
                                         /s/ Jones, Walker, Waechter,
                                         Poitevent, Carrere & Denegre, L.L.P.

                                        JONES, WALKER, WAECHTER,
                                        POITEVENT, CARRERE & DENEGRE, L.L.P.